UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007

infoUSA Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle		68127
Omaha, Nebraska
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 593-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     On May 23, 2007, wholly-owned subsidiaries of infoUSA Inc. (the “Company”) entered into mortgage loan transactions with Suburban Capital Markets, Inc. (“Suburban Capital”). As part of the transactions, the Company transferred the Company’s headquarters in Ralston, Nebraska, and its data compilation facility in Papillion, Nebraska, to newly-formed limited liability companies that are wholly owned by the Company, and these properties will serve as collateral for the transactions. The Company entered into long-term lease agreements with these subsidiaries for the continued and sole use of the properties. The Company will serve as the guarantor of the debt under the provisions specified in the guaranty.
     The loans in the aggregate total amount of $41.1 million have a term of ten years and were priced with a fixed coupon rate of 6.082%. Payments will be interest only for the first five years; for years six through ten, payments will be comprised of principal and interest based upon a thirty year amortization. Proceeds from this transaction were approximately $41.1 million before fees and expenses. The proceeds were used to retire the existing debt for the Papillion and Ralston facilities of approximately $12.8 million and the remaining proceeds of $26.7 million were used to reduce amounts outstanding under the Company’s revolving credit facility.
     Coincident with closing the mortgage transactions, the Company unwound the Treasury lock agreement that it entered into previously to hedge fluctuations in Treasury rates between the execution date of the Treasury lock and issuance of the mortgage debt. As a result of Treasury rate movement, the Company received cash proceeds of $703,600 in settlement of the Treasury lock. Substantially all of this amount will be deferred and amortized over the ten-year term of the mortgages as a reduction to interest expense.
     This transaction required lenders’ consent to amend the Second Amended and Restated Credit Agreement dated February 14, 2006 to: 1) allow two mortgage loan transactions between the Company and Suburban Capital; and 2) waive any default of the Credit Agreement which might otherwise occur by reason of the transactions.
     The foregoing description does not constitute a complete summary of the terms of the Second Amendment to Second Amended and Restated Credit Agreement, the Deed of Trust and Security Agreement for the Ralston Building LLC and the Papillion Building LLC, the Fixed Rate Note for the Ralston Building LLC and the Papillion Building LLC, the Guaranty for the Ralston Building LLC and the Papillion Building LLC, and the Net Lease for the Ralston Building LLC and the Papillion Building LLC. The foregoing description is also qualified in its entirety by reference to the full text of the Second Amendment to Second Amended and Restated Credit Agreement, the Deed of Trust and Security Agreement for the Ralston Building LLC and the Papillion Building LLC, the Fixed Rate Note for the Ralston Building LLC and the Papillion Building LLC, the Guaranty for the Ralston Building LLC and the Papillion Building LLC, and the Net Lease for the Ralston Building LLC and the Papillion Building LLC, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8 and Exhibit 10.9 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:
     The following exhibits are filed pursuant to Items 1.01 and 2.03:

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement

10.2	Deed of Trust and Security Agreement, Ralston Building LLC

10.3	Deed of Trust and Security Agreement, Papillion Building LLC

10.4	Fixed Rate Note, Ralston Building LLC

10.5	Fixed Rate Note, Papillion Building LLC

10.6	Guaranty, Ralston Building LLC

10.7	Guaranty, Papillion Building LLC

10.8	Net Lease, Ralston Building LLC

10.9	Net Lease, Papillion Building LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: May 30, 2007

Exhibit Index

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement

10.2	Deed of Trust and Security Agreement, Ralston Building LLC

10.3	Deed of Trust and Security Agreement, Papillion Building LLC

10.4	Fixed Rate Note, Ralston Building LLC

10.5	Fixed Rate Note, Papillion Building LLC

10.6	Guaranty, Ralston Building LLC

10.7	Guaranty, Papillion Building LLC

10.8	Net Lease, Ralston Building LLC

10.9	Net Lease, Papillion Building LLC